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                                                                   EXHIBIT 99.01


                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION


  SALES REVENUE CHANGE, VOLUME EFFECT, PRICE EFFECT AND INTERDIVISIONAL EFFECT


                                                                     FIRST QUARTER 2002
                                                                     ------------------
                                                                      CHANGE IN REVENUE DUE TO
                                                                      ------------------------
                                                                                            INTER-
                                                        REVENUE     VOLUME     PRICE      DIVISIONAL
                                                       % CHANGE     EFFECT     EFFECT       EFFECT
                                                       --------     ------     ------       ------
Eastman Division Segments:
     Coatings, Adhesives, Specialty Polymers, and
        Inks                                               15%        16%        (3)%          4%
     Performance Chemicals and Intermediates               17%         2%       (10)%         30%
     Specialty Plastics                                     -%        (9)%        -%          11%
                                                          ---         --        ---           --
        Total                                              13%         6%        (5)%         15%
                                                          ===         ==        ===           ==
Voridian Division Segments:
     Polymers                                             (20)%       (4)%      (15)%          3%
     Fibers                                                21%        27%        (2)%         15%
                                                          ---         --        ---           --
        Total                                             (10)%        4%       (12)%          6%
                                                          ===         ==        ===           ==
Total Eastman Chemical Company                             (8)%        5%        (8)%
                                                          ===         ==        ===

Factors affecting the change in sales revenue include sales volume, selling prices, interdivisional transactions, product mix, and foreign currency exchange rates. The impact of the most significant factors are presented above.


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